Exhibit 99.3

Oglebay Norton Company
North Point Tower
1001 Lakeside Avenue, 15th Floor
Cleveland, OH 44114-1151

TEL 216-861-3300
FAX 216-861-2863

www.oglebaynorton.com

NEWS

For Immediate Release

FOR FURTHER INFORMATION CONTACT:

Julie A. Boland

Vice President, Chief Financial Officer and Treasurer

Oglebay Norton

216-861-8941

Court Indicates Intent to Approve Oglebay Norton Disclosure Statement with Certain

Modifications, Sets September 29 Date for Confirmation Hearing

CLEVELAND, July 27, 2004 – Oglebay Norton Company (Other OTC: OGLEQ) announced that in a hearing today, United States Bankruptcy Judge Joel B. Rosenthal of the U.S. Bankruptcy Court for the District of Delaware in Wilmington indicated that he would approve the disclosure statement upon final review and approval of certain modifications to the document. The Company intends to submit the requested modifications to the Court as soon as possible.

Upon the Court’s review and approval of the modifications, the Company may commence the solicitation of creditor votes for approval of the plan, an important next step toward the conclusion of the chapter 11 process. Court approval of the disclosure statement affirms that the document contains adequate information for creditors to evaluate the proposed plan of reorganization.

In the hearing, the judge also approved the Company’s request to extend to August 21 its exclusive period to file a reorganization plan and set the date for the plan of reorganization confirmation hearing for September 29.

Oglebay Norton Company, a Cleveland, Ohio-based company, provides essential minerals and aggregates to a broad range of markets, from building materials and home improvement to the environmental, energy and metallurgical industries. The Company has approximately 1,770 full-time and part-time hourly and salaried employees in 13 states.

On February 23, 2004, the Company and its wholly owned subsidiaries filed voluntary petitions under chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware in Wilmington to complete the financial restructuring of its long-term debt.

Safe Harbor

Certain statements contained in this release are “forward-looking” in that they reflect management’s expectations and beliefs regarding the future performance of the Company and its operating segments. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company, which could cause actual results to differ materially from such statements. The Company believes that the following factors, among others, could affect its future performance and cause actual results to differ materially from those expressed or implied by forward-looking statements made by or on behalf of the Company: (1) business and financial risks associated with the Company’s decision to file for protection under chapter 11 of the U.S. Bankruptcy Code, (2) the Company’s ability to restructure its debt, and the ability of such activities to provide adequate liquidity to sufficiently improve the Company’s financial position; (3) the Company’s ability to complete its cost reduction initiatives; (4) weather conditions, particularly in the Great Lakes region, flooding, and/or water levels; (5) fluctuations in energy, fuel and oil prices; (6) fluctuations in integrated steel production in the Great Lakes region; (7) fluctuations in Great Lakes and Mid-Atlantic construction activity; (8) economic conditions in California or population growth rates in the Southwestern United States; (9) the outcome of periodic negotiations of labor agreements; (10) changes in the demand for the Company’s products due to changes in technology; (11) the loss, insolvency or bankruptcy of major customers, insurers or debtors (Some of the Company’s customers and other debtors have filed for reorganization under chapter 11 of the U.S. Bankruptcy Code; management does not expect the aggregate effect of these reorganizations to have a material impact on the Company’s financial condition.); (12) changes in environmental laws; and (13) an increase in the number and cost of asbestos and silica product liability claims filed against the Company and its subsidiaries and determinations by a court or jury against the Company’s interest. While the Company is in chapter 11, investments in its securities will be highly speculative. Shares of the Company’s common stock will likely have little or no value and will likely be canceled. Please refer to the Company’s current and subsequent SEC filings under the Securities and Exchange Act of 1934, as amended, for further information.

# # #